VOLT INFORMATION SCIENCES, INC.

                          -----------------------------

                   AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT

                          -----------------------------

                           DATED AS OF AUGUST 28, 2001

               $50,000,000 7.92% SENIOR NOTES DUE AUGUST 28, 2004

                                   EXHIBIT 4.1

                         VOLT INFORMATION SCIENCES, INC.

               $50,000,000 7.92% SENIOR NOTES DUE AUGUST 28, 2004

                   AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT

                                                           As of August 28, 2001

To each of the Persons listed on Annex 1 attached hereto (the "Noteholders")

Ladies and Gentlemen:

      VOLT INFORMATION SCIENCES, INC., a New York corporation (together with its successors and assigns, the "Company"), agrees with each of the Noteholders as follows:

1.    ISSUANCE OF NOTES.

      The Company has entered into those certain Note Purchase Agreements, each dated as of August 28, 1996 (as in effect immediately prior to giving effect to the amendments provided for by this Amendment No. 1 to Note Purchase Agreement (this "Amendment No. 1"), collectively, the "Existing Note Purchase Agreement" and, as amended pursuant to this Amendment No. 1, collectively, the "Amended Note Purchase Agreement") whereby $50,000,000 aggregate principal amount of the Company's 7.92% Senior Notes due August 28, 2004 (the "Notes") were issued. The Noteholders are the holders of the principal amount of the Notes next to such Noteholder's name on Annex 1. The Noteholders hold 100% of the Notes now outstanding.

2.    DEFINED TERMS.

      Capitalized and non-capitalized terms used herein and not otherwise defined herein, but otherwise defined in the Existing Note Purchase Agreement, shall have the meanings ascribed to them in the Existing Note Purchase Agreement.

3.    REQUEST FOR CONSENT TO AMENDMENT.

      The Company requests that the Noteholders consent to the amendments to the Existing Note Purchase Agreement provided for by this Amendment No. 1 (the "Amendments").

4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      To induce the Noteholders to enter into this Amendment No. 1 and to consent and agree to the Amendments, the Company represents and warrants as of the date hereof as follows:

4.1.  Organization and Existence.

      The Company is a corporation duly organized and existing in good standing under the laws of the State of New York and has the requisite corporate power and authority to execute and deliver this Amendment No. 1 and to perform its obligations under the Amended Note Purchase Agreement.

4.2.  Actions Pending.

      There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. As used in this Amendment No. 1, the term "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under the Amended Note Purchase Agreement and the Notes or (c) the validity or enforceability of the Amended Note Purchase Agreement or the Notes.

4.3.  Amendments Authorized; Obligations Enforceable.

            (a) Agreement is Legal and Authorized. The execution and delivery by the Company of this Amendment No. 1, and compliance by the Company with all of the provisions of the Amended Note Purchase Agreement, are within the corporate powers of the Company.

            (b) Company Obligations are Enforceable. The Company has duly authorized this Amendment No. 1 by all necessary action on its part. This Amendment No. 1 has been executed and delivered by one or more duly authorized officers of the Company, and each of this Amendment No. 1 and the Amended Note Purchase Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforceability thereof may be:

                  (i) limited by applicable bankruptcy, reorganization,
            arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

                  (ii) subject to the availability of equitable remedies.

4.4.  No Conflicts.

      Neither the execution nor delivery of this Amendment No. 1, nor fulfillment of nor compliance with the terms and provisions of the Amended Note Purchase Agreement and the other documents, instruments, agreements or amendments executed in connection therewith (as the same may be in effect from time to time, collectively, the "Financing Documents") will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties of the Company or any of its Subsidiaries pursuant to, the charter or bylaws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject.

4.5.  Governmental Consent.

      Neither the execution and delivery of this Amendment No. 1, nor the performance by the Company of its obligations under the Amended Note Purchase Agreement or the Financing Documents, is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings with the Securities and Exchange Commission and/or state Blue Sky authorities) on the part of the Company.

4.6.  Full Disclosure.

      This Amendment No. 1 and the documents, certificates or other writings delivered to the Noteholders by or on behalf of the Company in connection with the proposal and negotiation of the Amendments, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Noteholders by or on behalf of the Company specifically for use in connection with the transactions contemplated by this Amendment No. 1 and the Amended Note Purchase Agreement.

4.7.  No Defaults.

      No event has occurred and no condition exists that, upon the execution and delivery of this Amendment No. 1 and the effectiveness of the Amendments would constitute a Default or an Event of Default (other than Defaults or Events of Default that will be expressly and specifically waived after giving effect to the Amendments).

5.    AMENDMENT TO EXISTING NOTE PURCHASE AGREEMENT.

5.1.  Amendments to Existing Note Purchase Agreement.

            Subject to paragraph 5.2:

            (a) Section 10.3 (Fixed Charges Coverage Ratio) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  "The Company will not permit, as of the last day of any fiscal quarter of the Company, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four consecutive fiscal quarters of the Company ending on such date, to (b) Fixed Charges


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            for such period of four consecutive fiscal quarters, to be less than the ratio applicable for such quarter as set forth in the chart below:

            -------------------------------------------------------------------
                Fiscal Quarter Ending (on or about)              Ratio
            -------------------------------------------------------------------
            May 6, 2001 (and each fiscal quarter prior        2.25 : 1.0
            thereto)
            -------------------------------------------------------------------
            August 5, 2001,                                   1.75 : 1.0
            November 4, 2001,
            February 3, 2002,
            -------------------------------------------------------------------
            May 5, 2002                                       1.95 : 1.0
            August 4, 2002
            -------------------------------------------------------------------
            November 3, 2002 (and each fiscal quarter         2.25 : 1.0"
            ending thereafter)
            -------------------------------------------------------------------

            (b) Section 10.5 (Subsidiary Debt) of the Existing Note Purchase Agreement is hereby amended as follows:

                  (i) the heading is hereby amended and restated in its entirety to read as follows:

                  "10.5 Subsidiary Funded Debt."

                  (ii) subsection (a)(v) is hereby amended and restated in its entirety to read as follows:

                        "(v) (A) any Guaranty, in the form attached as Exhibit A
                  to Amendment No. 1 (the "Subsidiary Guaranty to Noteholders"), of a Subsidiary in respect of the Notes; or (B) any Guaranty of a Subsidiary in respect of Funded Debt of the Company or any other Subsidiary under any credit facility established by one or more lenders so long as (I) such Funded Debt is otherwise permitted under this Agreement, (II) any such Guaranty is subject to a Sharing Agreement, and (III) such Subsidiary shall have complied with Section 10.10; and"

                  (iii) a new subsection (a)(vi) is hereby added to read as
            follows:

                        "(vi) Funded Debt of a Subsidiary in addition to that
                  otherwise permitted by the foregoing provisions of this
                  Section 10.5, provided that on the date the Subsidiary incurs or otherwise becomes liable with respect to any such additional Funded Debt and immediately after giving effect thereto and the concurrent retirement of any other Funded Debt,

                              (A) no Default or Event of Default exists, and

                              (B) the sum, without duplication, of all Funded
                        Debt incurred pursuant to this subsection (a)(vi) plus all the then outstanding Debt of the Company and its Subsidiaries secured by Liens permitted solely under paragraph (xi) of Section 10.6(a), does not exceed 20% of Consolidated Net Worth as of the end of the then most recent fiscal quarter of the Company."

                        (iv) all references to Section 10.5(a)(v) in the
                  Existing Note Purchase Agreement, including, without limitation, in Section 10.6(a)(xi), are hereby hereafter deemed to mean and refer to Section 10.5(a)(vi) of the Amended Note Purchase Agreement.

                        (v) subsection (b) is hereby amended and restated in its
                  entirety to read as follows:

                        "(b) [Intentionally Omitted Pursuant to Amendment
                  No. 1]".

            (c) Section 10.6(a)(x) of the Existing Note Purchase Agreement is hereby deleted in its entirety, and is replaced with the following:

                  "(x) [Intentionally Omitted Pursuant to Amendment No. 1]".

            (d) Section 10.9 (Sales of Receivables; Limited Recourse) of the Existing Note Purchase Agreement is hereby amended as follows:

                  (i) the heading is hereby amended and restated in its entirety to read as follows:

                  "10.9 [Intentionally Omitted.]"

                  (ii) the text of Section 10.9 is hereby deleted in its
            entirety, and is replaced with the following:

                  "[Intentionally Omitted Pursuant to Amendment No. 1]".

            (e) a new Section 10.10 is hereby added to the Existing Note Purchase Agreement to read as follows:

                  "10.10 Additional Subsidiary Guarantors and Documentation.

                  (a) The Company will take such action, and will cause each of its Subsidiaries to take such action, from time to time, as shall be necessary to ensure that any Subsidiary of the Company which, after the Closing Date (as defined in Amendment No. 1), shall issue a Guaranty in respect of any Funded Debt in reliance on Section 10.5(a)(v)(B), shall also issue, simultaneously with the delivery of any such Guaranty issued pursuant to such Section 10.5(a)(v)(B), a Subsidiary Guaranty to Noteholders, at least pari passu in ranking, in favor of each holder of a Note.

                  (b) Prior to September 28, 2001, the Company shall cause a
            Sharing Agreement to be executed and delivered by each of the Lenders with respect to the Guaranties which may be delivered in connection with the Bank Credit Agreement. The Company acknowledges that the failure to comply with this subsection (b) is an immediate Event of Default pursuant to Section 11(c) hereof and shall entitle the holders of the Notes to exercise any and all remedies available to them, including, without limitation, the right to demand the payment of interest at the Default Rate."

            (f) Section 11(c) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  "(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or any of Sections 10.2 through 10.10, inclusive; or"

            (g) Schedule B to the Existing Note Purchase Agreement is amended to add the following definitions in their appropriate alphabetical order:

                  "Amendment No. 1 -- means Amendment No. 1 to Note Purchase
            Agreement, which amendment is dated as of August 28, 2001."

                  "Bank Credit Agreement - means that certain Credit Agreement dated on or about September 5, 2001, among the Company, certain Subsidiaries of the Company, The Chase Manhattan Bank, Fleet National Bank, Bank of America, N.A., Mellon Bank, N.A., Wells Fargo Bank, N.A. and Lloyd TSB Bank Plc and/or such other Lenders who shall be or become a party thereto."

                  "Lenders" - has the meaning ascribed to such term in the Bank
            Credit Agreement.

                  "Sharing Agreement - means an agreement between the holders of
            Notes and holders of Debt incurred under any credit facility established by one or more lenders, providing for the sharing of payments received in connection with any Guaranty of a Subsidiary, in form and substance reasonably acceptable to the Required Holders."

            (h) Schedule B to the Existing Note Purchase Agreement is further amended by amending exception (b) to the definition of "Asset Disposition" to read in its entirety as follows:

                  "(b) any Transfer of accounts receivable from the Company to
            Volt Funding, provided that Volt Funding is a Wholly-Owned Subsidiary, or to any other Subsidiary so long as, at the time of such Transfer, such Subsidiary has delivered a Subsidiary Guaranty to Noteholders,"

            (i) Schedule B to the Existing Note Purchase Agreement is further amended by amending the proviso to the definition of "Funded Debt" to read in its entirety as follows:

                  "provided that Funded Debt shall, as at any date of
            determination, include Current Maturities of Funded Debt."

            (j) Schedule B to the Existing Note Purchase Agreement is further amended by amending exception (a) to the definition of "Securitization Attributable Debt" to read in its entirety as follows:

                  "(a) [Intentionally Omitted Pursuant to Amendment No. 1]".

5.2.  Effectiveness of Amendments.

      The Amendments contemplated by paragraph 5.1 shall become effective as of August 28, 2001 (the "Effective Date") only upon the date (which date shall be the "Closing Date") as the Company and the Required Holders shall have indicated their written consent to the Amendments by executing and delivering to each other counterparts of this Amendment No. 1. The Amendments thereupon shall be binding upon all Noteholders in accordance with Section 17 of the Existing Note Purchase Agreement. The willingness of the Required Holders to execute and deliver this Amendment No. 1 is conditioned upon:

            (a) the Company and the Required Holders shall have executed and delivered a counterpart of this Amendment No. 1;

            (b) the representations and warranties set forth in paragraph 4 shall be true and correct;

            (c) the Company shall have authorized, by all necessary corporate action, the execution and delivery of this Amendment No. 1 and the performance of all obligations of, and the satisfaction of all closing conditions set forth in, this paragraph 5.2 by, and the consummation of all transactions contemplated by this Amendment No. 1 by, the Company;

            (d) if any Guaranty by any Subsidiary of any Funded Debt shall be effected prior to or contemporaneously with the Closing Date, the Company shall have delivered a Subsidiary Guaranty to Noteholders, fully executed by such Subsidiary;

            (e) the Company shall have paid (i) the fees and expenses of the Noteholders' special counsel as provided in paragraph 6 and (ii) an amendment fee in an aggregate amount equal to ten (10) basis points of the outstanding principal amount of the Notes, which amendment fee shall be paid pro-rata to each of the Noteholders at and in the amounts specified on Annex 2 attached hereto; and

            (f) all proceedings taken in connection with this Amendment No. 1 and all documents and papers relating thereto shall be satisfactory to each of the Noteholders, and each of the Noteholders and their special counsel shall have received copies of such documents and papers as the Noteholders or their special counsel may reasonably request in connection herewith.

6.    EXPENSES.

      Whether or not the Amendments become effective, the Company will on the Closing Date (or if an invoice is delivered subsequent to the Closing Date or if the Amendments do not become effective, promptly and in any event within 10 days of receiving any statement or invoice therefor) pay all reasonable fees, expenses and out-of-pocket costs relating to this Amendment No. 1, including, but not limited to, (a) the cost of reproducing this Amendment No. 1 and the other documents delivered in connection herewith and (b) the reasonable fees and disbursements of the Noteholders' special counsel (namely, Bingham Dana LLP) incurred in connection with the preparation, negotiation and delivery of this Amendment No. 1 and the transactions contemplated hereby. Nothing in this paragraph 6 shall limit the Company's obligations under Section 15.1 of the Amended Note Purchase Agreement.

7.    MISCELLANEOUS.

7.1.  Part of Note Purchase Agreement, Future References, etc.

      This Amendment No. 1 shall be construed in connection with and as a part of the Existing Note Purchase Agreement and, except as expressly amended by this Amendment No. 1, all terms, conditions and covenants contained in the Existing Note Purchase Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment No. 1 may refer to the Existing Note Purchase Agreement without making specific reference to this Amendment No. 1, but nevertheless all such references shall include this Amendment No. 1 unless the context otherwise requires.

7.2.  Counterparts; Effectiveness.

      This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment No. 1.

7.3.  Successors and Assigns.

      All covenants and other agreements in this Amendment No. 1 contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

7.4.  Governing Law.

      THIS AMENDMENT NO. 1 SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW

PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

   [Remainder of page intentionally left blank; next page is signature page.]

      If you are in agreement with the foregoing, please so indicate by signing where indicated below on the accompanying counterpart of this Amendment No. 1 and return it to the Company, whereupon the foregoing shall become binding between us (and, to the extent provided in Section 17 of the Existing Note Purchase Agreement, each other Noteholder).

                                    Very truly yours,

                                    VOLT INFORMATION SCIENCES, INC.

                                    By:_____________________________
                                       Name:  James J. Groberg
                                       Title: Senior Vice President

The foregoing Agreement is
hereby accepted as of the
date first above written.

NATIONWIDE INSURANCE ENTERPRISE COMPANY

By:_____________________________
Name:
Title:

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:_____________________________
Name:
Title:

By:_____________________________
Name:
Title:

NORTHERN LIFE INSURANCE COMPANY

By: ING Investment Management LLC, as Agent

      By:_____________________________
      Name:
      Title:

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
(f/k/a Reliastar Bankers Security Life Insurance Company)

By: ING Investment Management LLC, as Agent

      By:_____________________________
      Name:
      Title:

THE CANADA LIFE ASSURANCE COMPANY,
as beneficial owner

By:_____________________________
Name:
Title:

CANADA LIFE INSURANCE COMPANY OF AMERICA, as beneficial owner

By:_____________________________
Name:
Title:

ROYBEC & CO.

By:_____________________________
Name:
Title:

SAFECO LIFE INSURANCE COMPANY

By:_____________________________
Name:
Title:

MODERN WOODMEN OF AMERICA

By:_____________________________
Name:
Title:

                           ANNEX 1 TO AMENDMENT NO. 1

                               List of Noteholders

Name and Address of Noteholder                  Outstanding Principal Amount
                                                of Notes*

Great-West Life & Annuity Insurance Company     $6,400,000
8515 East Orchard Road
3rd Floor, Tower 2
Greenwood Village, CO  80111
Attn:  U.S. Private Placements

Northern Life Insurance Company                 $1,600,000
100 Washington Square, Suite 800
Minneapolis, MN  55401-2121
Attn:  Private Placements

ReliaStar Life Insurance Company                $3,200,000
100 Washington Square, Suite 800
Minneapolis, MN  55401-2121
Attn:  Private Placements

ReliaStar Life Insurance Company of New York    $1,600,000
100 Washington Square, Suite 800
Minneapolis, MN  55401-2121
Attn:  Private Placements

The Canada Life Assurance Company               $4,000,000
330 University Avenue, SP-11
Toronto, Ontario, CA  M5G 1R8
Attn:  Paul English - U.S. Private Placements

Canada Life Insurance Company of America        $2,400,000
330 University Avenue, SP-11
Toronto, Ontario, CA  M5G 1R8
Attn:  Paul English - U.S. Private Placements

Modern Woodmen of America                       $2,400,000
1701 1st Avenue
Rock Island, IL  61201
Attn:  Investment Department

Nationwide Life Insurance Company              $11,200,000
One Nationwide Plaza
Columbus, Ohio  43215
Attn:  Ward Argust

Roybec & Co. (c/o Royal Trust Company)          $4,000,000
P.O. Box 6007
Montreal, Quebec H3C 3B5
Attn:  Dian McCambridge

SAFECO Life Insurance Company                   $3,200,000
c/o SAFECO Asset Management
P.O. Box 34895
Seattle, WA  98124-1895
Attn:  Christine Denis

*Calculated prior to giving effect to the principal payment due and payable August 28, 2001.

                            ANNEX 2 TO AMENDMENT NO.1

Wiring Instructions of Noteholder              Amendment Fee Payable

Great-West Life & Annuity Insurance Company         $6,400

The Bank of New York
ABA #021-000-018
BKofNYC/CTR/BBK=IOC565
Institutional Custody Dept.-GWL #640935
PPN#  928703 A* 8
Description of Security:
7.92% Senior Notes Due 2004

Northern Life Insurance Company                     $3,200

[Use instructions on file for interest payments]
PPN#  928703 A* 8
Description of Security:
7.92% Senior Notes Due 2004

Reliastar Life Insurance Company                    $1,600

[Use instructions on file for interest payments]
PPN#  928703 A* 8
Description of Security:
7.92% Senior Notes Due 2004

Reliastar Life Insurance Company of New York        $1,600

[Use instructions on file for interest payments]
PPN#  928703 A* 8
Description of Security:
7.92% Senior Notes Due 2004

The Canada Life Assurance Company                   $4,000

CHASE MANHATTAN BANK
ABA 021-000-021
A/c #900-9-000200
Trust Account No. G52708
Reference: CUSIP 928703 A*8, Volt Information
Sciences, Inc., 7.92% Senior
Notes due 28Aug04, Amendment Fee

Canada Life Insurance Company of America            $2,400

CHASE MANHATTAN BANK
ABA 021-000-021
A/c #900-9-000200
Trust Account No. G52709
Reference: CUSIP 928703 A*8, Volt Information
Sciences, Inc., 7.92% Senior
Notes due 28Aug04, Amendment Fee

Modern Woodmen of America                           $2,400

The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois 60675
ABA 071-000-152
Account Name:  Modern Woodmen of America
Account No. 84352
PPN#  928703 A* 8
Description of Security:  7.92% Senior Notes Due 2004

Nationwide Life Insurance Company                  $11,200

The Bank of New York
ABA #021-000-018
BNF:  IOC566
F/A/O Nationwide Life Insurance Company
Attn:  P&I Department
PPN#  928703 A* 8
Description of Security:
7.92% Senior Notes Due 2004

Roybec & Co. (c/o Royal Trust Company)              $4,000

[Use instructions on file for interest payments]
PPN#  928703 A* 8
Description of Security:  7.92% Senior Notes Due 2004

SAFECO Life Insurance Company                       $3,200

The Bank of New York
ABA #:  021000018
BBK=IOC 363
ACCT Name:  Life Retirement Svcs. Ltd. Mat.
PPN#  928703 A* 8
Description of Security:  7.92% Senior Notes Due 2004